     As filed with the Securities and Exchange Commission on March 15, 1999
                                                 Registration No. 333-_________
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                           ______________________

                                  FORM S-3
                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933

                            ====================

                               VERISIGN, INC.

           (Exact name of Registrant as specified in its charter)

          Delaware                                              94-3221585
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                              identification no.)

                            ====================

                            1350 Charleston Road
                    Mountain View, California  94043-1331
                               (650) 961-7500
             (Address, including zip code, and telephone number,
      including area code, of Registrant's principal executive offices)

                            ____________________

                                Dana L. Evan
                           Chief Financial Officer
                               VeriSign, Inc.
                            1350 Charleston Road
                    Mountain View, California  94043-1331
                               (650) 961-7500
          (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)

                            ____________________

                                 Copies to:

                           Jeffrey R. Vetter, Esq.
                           Tyler R. Cozzens, Esq.
                             Fenwick & West LLP
                            Two Palo Alto Square
                        Palo Alto, California  94306

                            ____________________

 Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement until March 20, 2000 or until the earlier sale of all shares registered hereunder.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________
          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _____________
          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_] _____________________



                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------

                                                                      Proposed Maximum       Proposed Maximum
     Title of Each Class of Securities           Amount to be        Offering Price per     Aggregate Offering        Amount of
             to be Registered                     Registered              Share(1)               Price(1)         Registration  Fee
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $0.001 per share         45,000 shares                $125.125             $5,630,625             $1,565.32
-----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the common stock on the Nasdaq National Market on March 10, 1999.

                             ====================

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


SUBJECT TO COMPLETION

MARCH 15, 1999

                                 45,000 SHARES

                                VERISIGN, INC.

                                 COMMON STOCK

                              ___________________

     All of the 45,000 shares of common stock of VeriSign, Inc. are being sold by a stockholder of VeriSign. VeriSign will not receive any proceeds from the sale of shares offered by the selling stockholder. See "Selling Stockholder" and "Plan of Distribution."

     The common stock is listed on the Nasdaq National Market under the symbol "VRSN." The shares of common stock offered will be sold as described under "Plan of Distribution."

     On March 12, 1999, the closing price per share of the common stock on the Nasdaq National Market was $119.75.



                              ___________________

The common stock offered involves a high degree of risk.  See "RISK FACTORS" on page 3.
                              ___________________




               The date of this Prospectus is ___________, 1999.

                                  THE COMPANY

     VeriSign is the leading provider of Internet-based trust services needed by websites, enterprises and individuals to conduct trusted and secure electronic commerce and communications over the Internet, intranets and extranets, or IP networks. We have established strategic relationships with industry leaders, including AT&T, British Telecommunications, or BT, Cisco, Microsoft, Netscape, Network Associates, RSA, Security Dynamics and VISA, to enable widespread utilization of our digital certificate services and to assure their interoperability with a wide variety of applications and network equipment. We have used our secure online infrastructure to issue over 100,000 of our website digital certificates and over 3.5 million of our digital certificates for individuals. Our Website Digital Certificate services are used by over 400 of the Fortune 500 companies. We also offer the VeriSign OnSite service, which allows an organization to leverage our trusted service infrastructure to develop and deploy customized digital certificate services for use by its employees, customers and business partners. Over 300 enterprises have subscribed to the OnSite service since its introduction in November 1997, including Bank of America, Hewlett-Packard, the Internal Revenue Service, Kodak, Sumitomo Bank, Texas Instruments and USWest. We market our Internet-based trust services worldwide through multiple distribution channels, including the Internet, direct sales, telesales, value-added resellers, or VARs, systems integrators and our affiliates, and intend to expand these distribution channels.

     VeriSign was incorporated in Delaware in April 1995. Our executive offices are located at 1350 Charleston Road, Mountain View, California 94043-1331. Our telephone number at this location is (650) 961-7500. Our website is located at http://www.verisign.com. Information contained in our website is not part of this prospectus.

                                 RISK FACTORS

     You should carefully consider the risks and uncertainties described below before making an investment decision. These risks and uncertainties are not the only ones facing VeriSign. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

     If any of the following risks actually occur, our business, financial condition or operating results could be materially harmed. In such case, the trading price of our common stock could decline and you may lose all or part of your investment.

     This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors including the risks faced by us described below and elsewhere in this prospectus.

We Have a Limited Operating History

     VeriSign was incorporated in April 1995, and we began introducing our Internet-based trust services in June 1995. Accordingly, we have only a limited operating history on which to base an evaluation of our business and prospects. Our prospects must be considered in light of the risks and uncertainties encountered by companies in the early stages of development. These risks and uncertainties are often worse for companies in new and rapidly evolving markets. Our success will depend on many factors, including, but not limited to, the following:

   . the rate and timing of the growth and use of IP networks for electronic commerce and communications;

   . the extent to which digital certificates are used for such communications and commerce;

   . the continued evolution of electronic commerce as a viable means of conducting business;

   .  the demand for our Internet-based trust services;

   .  competition levels;

   . the perceived security of electronic commerce and communications over IP networks;

   . the perceived security of our services, technology, infrastructure and practices; and

   . our continued ability to maintain our current, and enter into additional, strategic relationships.

   To address these risks we must, among other things:

   . successfully market our Internet-based trust services and our digital certificates to our new and existing customers;

   .  attract, integrate, train, retain and motivate qualified personnel;

   .  respond to competitive developments;

   .  successfully introduce new Internet-based trust services; and

   . successfully introduce enhancements to our existing Internet-based trust services to address new technologies and standards.

   We cannot be certain that we will successfully address any of these risks.

We Have a History of Losses and Anticipate Future Losses

     We have experienced substantial net losses in each fiscal period since we were formed. As of December 31, 1998, we had an accumulated deficit of $51.4 million. VeriSign's limited operating history, the emerging nature of its market and the factors described under "--Our Business Depends on-the Adoption of IP Networks" and "--Our Quarterly Operating Results May Fluctuate; Our Future Revenues and Profitability Are Uncertain," among other factors, make prediction of our future operating results difficult. In addition, we intend to increase our expenditures in all areas in order to execute our business plan. As a result, we expect to incur substantial additional losses. Although our revenues have grown in recent periods, we may be unable to sustain such growth. Therefore, you should not consider our historical growth indicative of future revenue levels or operating results. We may never achieve profitability. Even if we do, we may not be able to sustain it.

Our Business Depends on the Adoption of IP Networks

     In order for VeriSign to be successful, IP networks must be widely adopted, in a timely manner, as a means of trusted and secure electronic commerce and communications. Because electronic commerce and communications over IP networks are new and evolving, it is difficult to predict the size of this market and its sustainable growth rate. To date, many businesses and consumers have been deterred from utilizing IP networks for a number of reasons, including, but not limited to:

   .  potentially inadequate development of network infrastructure;

   . security concerns including the potential for merchant or user impersonation and fraud or theft of stored data and information communicated over IP networks;

   .  inconsistent quality of service;

   .  lack of availability of cost-effective, high-speed service;

   .  limited numbers of local access points for corporate users;

   .  inability to integrate business applications on IP networks;

   .  the need to operate with multiple and frequently incompatible products;
      and

   .  a lack of tools to simplify access to and use of IP networks.

     The adoption of IP networks will require a broad acceptance of new methods of conducting business and exchanging information. Companies and government agencies that already have invested substantial resources in other methods of conducting business may be reluctant to adopt new methods. Also, individuals with established patterns of purchasing goods and services and effecting payments may be reluctant to change.

     The use of IP networks may not increase or may increase more slowly than we expect because the infrastructure required to support widespread use may not develop. The Internet may continue to experience significant growth both in the number of users and the level of use. However, the Internet infrastructure may not be able to continue to support the demands placed on it by continued growth.

Continued growth may also affect the Internet's performance and reliability. In addition, the growth and reliability of IP networks could be harmed by delays in development or adoption of new standards and protocols to handle increased levels of activity or by increased governmental regulation. Changes in, or insufficient availability of, communications services to support IP networks could result in poor performance and also adversely affect their usage. Any of these factors could materially harm our business.

Our Market is New and Evolving

     We target our Internet-based trust services at the market for trusted and secure electronic commerce and communications over IP networks. This is a new and rapidly evolving market that may not continue to grow. Accordingly, the demand for our Internet-based trust services is very uncertain. Even if the market for electronic commerce and communications over IP networks grows, our Internet-based trust services may not be widely accepted. The factors that may affect the level of market acceptance of digital certificates and, consequently, our Internet-based trust services, include the following:

   . market acceptance of products and services based upon authentication technologies other than those we use;

   .  public perception of the security of digital certificates and IP networks;

   . the ability of the Internet infrastructure to accommodate increased levels of usage; and

   . government regulations affecting electronic commerce and communications over IP networks.

     Even if digital certificates achieve market acceptance, our Internet-based trust services may fail to address the market's requirements adequately. If digital certificates do not achieve market acceptance in a timely manner and sustain such acceptance, or if our Internet-based trust services in particular do not achieve or sustain market acceptance, our business would be materially harmed.

Our Quarterly Operating Results May Fluctuate; Our Future Revenues and Profitability Are Uncertain

     Our quarterly operating results have varied and may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. These factors include the following:

   .  continued market acceptance of our Internet-based trust services;

   . the long sales and implementation cycles for, and potentially large order sizes of, certain of our Internet-based trust services;

   .  the timing and execution of individual contracts;

   .  customer renewal rates for our Internet-based trust services;

   . the timing of releases of new versions of Internet browsers or other third-party software products and networking equipment which include our digital certificate service interface technology;

   .  the mix of our services sold during a quarter;

   . our success in marketing other Internet-based trust services to our existing customers and to new customers;

   . continued development of our direct and indirect distribution channels, both in the U.S. and abroad;

   . market acceptance of our Internet-based trust services or our competitors' products and services;

   . our ability to attract, integrate, train, retain and motivate a substantial number of sales and marketing, research and development and technical support personnel;

   .  our ability to expand our operations;

   . our success in assimilating the operations and personnel of SecureIT and any other acquired businesses;

   . the amount and timing of expenditures related to expansion of our operations;

   . the impact of price changes in our Internet-based trust services or our competitors' products and services; and

   . general economic conditions and economic conditions specific to IP network industries.

     Our limited operating history and the emerging nature of our market make it difficult to predict future revenues. Our expenses are based, in part, on our expectations regarding future revenues, and are largely fixed in nature, particularly in the short term. We may be unable to predict our future revenues accurately or to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall of revenues in relation to our expectations could cause significant declines in our quarterly operating results.

     Due to all of the foregoing factors, our quarterly revenues and operating results are difficult to forecast. Therefore, we believe that period-to-period comparisons of our operating results will not necessarily be meaningful, and you should not rely upon them as an indication of our future performance. Also, it is likely that our operating results will fall below our expectations and the expectations of securities analysts or investors in some future quarter. In such event, the market price of our common stock could be materially adversely affected.

System Interruptions and Security Breaches Could Harm Our Business

     We depend on the uninterrupted operation of our secure data centers and our other computer and communications systems. We must protect these systems from loss, damage or interruption caused by fire, earthquake, power loss, telecommunications failure or other events beyond our control. Most of our systems are located at, and most of our customer information is stored in, our facilities in Mountain View, California and Kawasaki, Japan, areas susceptible to earthquakes. Any damage or failure that causes interruptions in our secure data centers and our other computer and communications systems could materially harm our business. In addition, our ability to issue digital certificates depends on the efficient operation of the Internet connections from customers to our secure data centers. Such connections depend upon efficient operation of web browsers, Internet service providers and Internet backbone service providers, all of which have had periodic operational problems or experienced outages in the past. Any of these problems or outages could adversely affect customer satisfaction.

     Our success also depends upon the scalability of our systems. Our systems have not been tested at the volumes that may be required in the future. Thus, it is possible that a substantial increase in demand for our Internet-based trust services could cause interruptions in our systems. Any such interruptions could adversely affect our ability to deliver our Internet-based trust services and therefore could materially harm our business.

     Although we periodically perform, and retain accredited third parties to perform, audits of our operational practices and procedures, we may not be able to remain in compliance with our internal standards or those set by third-party auditors. If we fail to maintain these standards, we may have to expend significant time and money to return to compliance and our business could be materially harmed.

     We retain certain confidential customer information in our secure data centers. It is critical to our business strategy that our facilities and infrastructure remain secure and are perceived by the marketplace to be secure. Despite our security measures, our infrastructure may be vulnerable to physical break-ins, computer viruses, attacks by hackers or similar disruptive problems. It is possible that we may have to expend additional financial and other resources to address such problems. Any physical or electronic break-ins or other security breaches or compromises of the information stored at our secure data centers may jeopardize the security of information stored on our premises or in the computer systems and networks of our customers. In such an event, we could face significant liability and customers could be reluctant to use our Internet-based trust services. Such an occurrence could also result in adverse publicity and therefore adversely affect the market's perception of the security of electronic commerce and communications over IP networks as well as of the security or reliability of our services.

We Face Significant Competition

     We anticipate that the market for services that enable trusted and secure electronic commerce and communications over IP networks will remain intensely competitive. We compete with larger and smaller companies that provide products and services that are similar to certain aspects of our Internet-based trust services. We expect that competition will increase in the near term, and that our primary long-term competitors may not yet have entered the market. Increased competition could result in pricing pressures, reduced margins or the failure of our Internet-based trust services to achieve or maintain market acceptance, any of which could materially harm our business. Several of our current and potential competitors have longer operating histories and significantly greater financial, technical, marketing and other resources. As a result, we may not be able to compete effectively. For a more detailed description of the competitive threats facing us.

Technological Changes Will Affect Our Business

     The emerging nature of the Internet and digital certificate markets and their rapid evolution requires us to continually improve the performance, features and reliability of our Internet-based trust services, particularly in response to competitive offerings. We must also introduce any new Internet-based trust services as quickly as possible. The success of new Internet-based trust services depends on several factors, including proper new service definition and timely completion, introduction and market acceptance of our new Internet-based trust services. We may not succeed in developing and marketing new Internet-based trust services that respond to competitive and technological developments and changing customer needs. This could materially harm our business.

     If new Internet, networking or telecommunication technologies or standards are widely adopted or if other technological changes occur, we may need to expend significant resources to adapt our Internet-based trust services.

We Must Manage Our Growth and Expansion

     Our historical growth has placed, and any further growth is likely to continue to place, a significant strain on our resources. VeriSign has grown from 26 employees at December 31, 1995 to 315 employees at December 31, 1998. We have also opened additional sales offices and have significantly expanded our operations, both in the U.S. and abroad, during this time period. We expanded our operations by acquiring SecureIT during 1998. To be successful, we will need to implement additional management information systems, develop further our operating, administrative, financial and accounting systems and controls and maintain close coordination among our executive, engineering, accounting, finance, marketing, sales and operations organizations. Any failure to manage growth effectively could materially harm our business.

We Depend on Key Personnel

     We depend on the performance of our senior management team and other key employees. Our success will depend on our ability to retain and motivate these individuals. Our success will also depend on our ability to attract, integrate, train, retain and motivate additional highly skilled technical and sales and marketing personnel, both in the U.S. and abroad. There is intense competition for these personnel. In addition, our stringent hiring practices for some of our key personnel, which consist of background checks into prospective employees' criminal and financial histories, further limit the number of qualified persons for such positions. See "Business--Security and Trust Practices." VeriSign has no employment agreements with any of its key executives that prevent them from leaving VeriSign at any time. In addition, we do not maintain key person life insurance for any of our officers or key employees other than our President and Chief Executive Officer. The loss of the services of any of our senior management team or other key employees or our failure to attract, integrate, train, retain and motivate additional key employees could materially harm our business.

We Must Establish and Maintain Strategic Relationships

     One of our significant business strategies has been to enter into strategic or other similar collaborative relationships in order to reach a larger customer base than we could reach through our direct sales and marketing efforts. We may need to enter into additional relationships to execute our business plan. We may not be able to enter into additional, or maintain our existing, strategic relationships on commercially reasonable terms. If we failed, we would have to devote substantially more resources to the distribution, sale and marketing of our Internet-based trust services than we would otherwise. Furthermore, as a result of our emphasis on these relationships, our success in such relationships will depend both on the ultimate success of the other parties to such relationships, particularly in the use and promotion of IP networks for trusted and secure electronic commerce and communications, and on the ability of certain of these parties to market our Internet-based trust services successfully. Failure of one or more of our strategic relationships to result in the development and maintenance of a market for our Internet-based trust services could materially harm our business.

     Our existing strategic relationships do not, and any future strategic relationships may not, afford VeriSign any exclusive marketing or distribution rights. In addition, the other parties may not view their relationships with us as significant for their own businesses. Therefore, they could reduce their commitment to VeriSign at any time in the future. These parties could also pursue alternative technologies or develop alternative products and services either on their own or in collaboration with others, including our competitors. If we are unable to maintain our strategic relationships or to enter into additional strategic relationships, our business could be materially harmed.

Certain of Our Internet-based Trust Services Have Lengthy Sales and Implementation Cycles

     We market many of our Internet-based trust services directly to large companies and government agencies. The sale and implementation of our services to these entities typically involves a lengthy education process and a significant technical evaluation and commitment of capital and other resources. This process is also subject to the risk of delays associated with customers' internal budgeting and other procedures for approving large capital expenditures, deploying new technologies within their networks and testing and accepting new technologies that affect key operations. As a result, the sales and implementation cycles associated with certain of our Internet-based trust services can be lengthy, potentially lasting from three to six months. Our quarterly and annual operating results could be materially harmed if orders forecasted for a specific customer for a particular quarter are not realized.

Our Internet-based Trust Services Could Have Unknown Defects

     Services as complex as those we offer or develop frequently contain undetected defects or errors. Despite testing, defects or errors may occur in existing or new Internet-based trust services, which could result in loss of or delay in revenues, loss of market share, failure to achieve market acceptance, diversion of development resources, injury to our reputation, increased insurance costs or increased service and warranty costs, any of which could materially harm our business. Furthermore, we often provide implementation, customization, consulting and other technical services in connection with the implementation and ongoing maintenance of our Internet-based trust services and our digital certificate service agreements. The performance of these Internet-based trust services typically involves working with sophisticated software, computing and communications systems. Our failure or inability to meet customer expectations or project milestones in a timely manner could also result in loss of or delay in revenues, loss of market share, failure to achieve market acceptance, injury to our reputation and increased costs.

     Because customers rely on our Internet-based trust services for critical security applications, any significant defects or errors in our Internet-based trust services might discourage customers from subscribing to our services. Such defects or errors could also result in tort or warranty claims. Although we attempt to reduce the risk of losses resulting from such claims through warranty disclaimers and liability limitation clauses in our sales agreements, these contractual provisions may not be enforceable in every instance. Furthermore, although we maintain errors and omissions insurance, such insurance coverage may not adequately cover us for claims. If a court refused to enforce the liability-limiting provisions of our contracts for any reason, or if liabilities arose that were not contractually limited or adequately covered by insurance, our business could be materially harmed.

Public Key Cryptography Technology Is Subject to Certain Risks

     Our Internet-based trust services depend on public key cryptography technology. With public key cryptography technology, a user is given a public key and a private key, both of which are required to encrypt and decode messages. The security afforded by this technology depends on the integrity of a user's private key and that it is not stolen or otherwise compromised. The integrity of private keys also depends in part on the application of certain mathematical principles known as "factoring." This integrity is predicated on the assumption that the factoring of large numbers into their prime number components is difficult. Should an easy factoring method be developed, then the security of encryption products utilizing public key cryptography technology would be reduced or eliminated. Furthermore, any significant advance in techniques for attacking cryptographic systems could also render some or all of our existing Internet-based trust services obsolete or unmarketable. Even if no breakthroughs in factoring or other methods of attacking cryptographic systems are made, factoring problems can theoretically be solved by computer systems significantly faster and more powerful than those presently available. Current or future governmental regulation regarding the use, scope and strength of public key cryptography could also limit our ability to develop and distribute digital certificates with encryption strong enough to maintain the integrity of a user's private key against factoring by more powerful computer systems. If such improved techniques for attacking cryptographic systems are ever developed, we would likely have to reissue digital certificates to some or all of our customers, which could damage our reputation and brand or otherwise harm our business. In the past there have been public announcements of the successful decoding of certain cryptographic messages and of the potential misappropriation of private keys. Such publicity could also adversely affect the public perception as to the safety of the public key cryptography technology included in our digital certificates. Such adverse public perception could harm our business.

Our International Operations Are Subject to Certain Risks

     Revenues of VeriSign Japan K.K., or VeriSign Japan, and revenues from other international affiliates and customers accounted for approximately 9% of our revenues in 1997 and approximately 14% of our revenues in 1998. We intend to expand our international operations and international sales and marketing activities. Expansion into these markets has required and will continue to require significant management attention and resources. We may also need to tailor our Internet-based trust services for a particular market and to enter into international distribution and operating relationships. We have limited experience in localizing our Internet-based trust services and in developing international distribution or operating relationships. We may not succeed in expanding our Internet-based trust service offerings into international markets. Any such failure could harm our business.

     In addition, there are certain risks inherent in doing business on an international basis, including, among others:

   .  regulatory requirements;

   .  legal uncertainty regarding liability;

   . export and import restrictions on cryptographic technology and products incorporating that technology;

   .  tariffs and other trade barriers;

   .  difficulties in staffing and managing foreign operations;

   .  longer sales and payment cycles;

   .  problems in collecting accounts receivable;

   .  difficulty of authenticating customer information;

   .  political instability;

   .  seasonal reductions in business activity; and

   .  potentially adverse tax consequences.

     We have licensed to certain international affiliates the VeriSign Processing Center platform, which is designed to replicate our own secure data centers and allows the affiliate to offer back-end processing of Internet-based trust services. The VeriSign Processing Center platform provides an affiliate with the knowledge and technology to offer Internet-based trust services similar to those offered by VeriSign. It is critical to our business strategy that the facilities and infrastructure used in issuing and marketing digital certificates remain secure and be perceived by the marketplace to be secure. Although we provide the affiliate with training in security and trust practices, network management and customer service and support, these practices are performed by the affiliate and are outside of our control. Any failure of an affiliate to maintain the privacy of confidential customer information could result in negative publicity and therefore adversely affect the market's perception of the security of our services as well as the security of electronic commerce and communication over IP networks generally.

     All of our international revenues from sources other than VeriSign Japan are denominated in U.S. dollars. If additional portions of our international revenues were to be denominated in foreign currencies, we could become subject to increased risks relating to foreign currency exchange rate fluctuations.

We Depend on Authentication Information

     We rely upon information provided by third-party sources to authenticate the identity of customers requesting certain of our digital certificates. This information is presently only available from a limited number of sources and we currently procure such information from single sources. Reliance on single sources involves certain risks and uncertainties, including the possibility of delayed or discontinued availability. Any such delay or unavailability, coupled with any inability to develop alternative sources quickly and cost-effectively, could impair our ability to deliver certain digital certificates on a timely basis and result in the cancellation of orders, increased costs and injury to our reputation. This could harm our business. Reliance on third-party information sources for authentication has also limited the distribution of certain of our digital certificates outside of the U.S., where access to such sources has been unavailable or limited.

     Additionally, accurate authentication of the identity of the individuals and entities to which we issue digital certificates is necessary for such digital certificates to provide security and trust. Therefore, if any authentication information that we rely upon is inaccurate, it could adversely affect our reputation and result in tort or warranty claims from customers relying upon our digital certificates for trusted and secure electronic commerce and communications. This could materially harm our business.

We Could Be Affected By Government Regulation

     Exports of software products utilizing encryption technology are generally restricted by the U.S. and various non-U.S. governments. Although we have obtained approval to export our Global Server digital certificate service and none of our other Internet-based trust services are currently subject to export controls under U.S. law, the list of products and countries for which export approval is required could be revised in the future to include more digital certificate products and related services. If we do not obtain required approvals we may not be able to sell certain Internet-based trust services in international markets. There are currently no federal laws or regulations that specifically control certificate authorities, but a limited number of states have enacted legislation or regulations with respect to certificate authorities. If the market for digital certificates grows, the U.S. federal or state or non-U.S. governments may choose to enact further regulations governing certificate authorities or other providers of digital certificate products and related services. Such regulations or the costs of complying with such regulations could harm our business.

     Many companies conducting electronic commerce over IP networks do not collect sales or other similar taxes with respect to shipments of goods into other states or foreign countries or with respect to other transactions conducted between parties in different states or countries. It is possible that the U.S. federal or state or non-U.S. governments may seek to impose sales taxes on companies that engage in electronic commerce over IP networks. In the event that government bodies succeed in imposing sales or other taxes on electronic commerce, the growth of the use of IP networks for electronic commerce could slow substantially, which could materially harm our business.

     Due to the increasing popularity of IP networks, it is possible that laws and regulations may be enacted covering issues such as user privacy, pricing, content and quality of products and services. The increased attention focused upon these issues as a result of the adoption of other laws or regulations may reduce the rate of growth of IP networks, which in turn could result in decreased demand for our Internet-based trust services or could otherwise materially harm our business.

Acquisitions Could Harm Our Business

     During 1998, we acquired SecureIT. If we are unable to successfully complete the integration of SecureIT, our business could be materially harmed. We may acquire additional businesses, technologies, product lines or service offerings in the future. Acquisitions involve a number of risks including, among others:

   . the difficulty of assimilating the operations and personnel of the acquired businesses;

   .  the potential disruption of our business;

   . our inability to integrate, train, retain and motivate key personnel of the acquired business;

   .  the diversion of our management from our day-to-day operations;

   . our inability to incorporate acquired technologies successfully into our Internet-based trust services;

   . the additional expense associated with completing an acquisition and amortizing any acquired intangible assets;

   . the potential impairment of relationships with our employees, customers and strategic partners; and

   . the inability to maintain uniform standards, controls, procedures and policies.

     If we are unable to successfully address any of these risks, our business could be materially harmed.

We Face Risks Related to Intellectual Property Rights

     Our success depends on our internally developed technologies and other intellectual property. Despite our precautions, it may be possible for a third party to copy or otherwise obtain and use our intellectual property or trade secrets without authorization. In addition, it is possible that others may independently develop substantially equivalent intellectual property. If we do not effectively protect our intellectual property, our business could be materially harmed.

     In the future we may have to resort to litigation to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. Such litigation, regardless of its outcome, could result in substantial costs and diversion of management and technical resources.

     We also license third-party technology, such as public key cryptography technology licensed from RSA and other technology that is used in our products, to perform key functions. These third-party technology licenses may not continue to be available to us on commercially reasonable terms or at all. Our business could be materially harmed if we lost the rights to use these technologies. A third party could claim that the licensed software infringes any patent or other proprietary right. Litigation between the licensor and a third party or between us and a third party could lead to royalty obligations for which we are not indemnified or for which such indemnification is insufficient, or we may not be able to obtain any additional license on commercially reasonable terms or at all.

     The loss of, or our inability to obtain or maintain, any of these technology licenses could delay the introduction of our Internet-based trust services until equivalent technology, if available, is identified, licensed and integrated. This could harm our business.

     From time to time, we have received, and may receive in the future, notice of claims of infringement of other parties' proprietary rights. Infringement or other claims could be made against us in the future. Any such claims, with or without merit, could be time-consuming, result in costly litigation and diversion of technical and management personnel, cause product shipment delays or require us to develop non-infringing technology or enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on acceptable terms or at all. If a successful claim of product infringement were made against us and we could not develop non-infringing technology or license the infringed or similar technology on a timely and cost effective basis, our business could be harmed.

Year 2000 Issues Could Affect Our Business

     We are in the process of assessing and remediating any Year 2000 issues with the computer communications, software and security systems that we use to deliver and manage our Internet-based trust services and to manage our internal operations. Despite our testing and remediating, our systems may contain errors or faults with respect to the Year 2000. For a more detailed discussion of Year 2000 issues, please see "Item 7: Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Issues" in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 22, 1999. If our systems do not operate properly with regard to the Year 2000 and thereafter we could incur unanticipated expenses to remedy any problems, which could adversely affect our business.

     Customer's purchasing plans could be affected by Year 2000 issues as they may need to expend significant resources to correct their existing systems. This situation may result in reduced funds available to implement the infrastructure needed to conduct trusted and secure electronic commerce and communications over IP networks or to purchase our Internet-based trust services. These factors could materially harm our business.

We Have Implemented Certain Anti-Takeover Provisions

     Certain provisions of our Amended and Restated Certificate of Incorporation and Bylaws, as well as provisions of Delaware law could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders.

Future Sales of Shares Could Affect Our Stock Price

     If our stockholders sell substantial amounts of our common stock in the public market following this offering, the market price of our common stock could fall. We have outstanding approximately 24,850,356 shares of common stock (assuming no exercise of outstanding options after January 29, 1999). Of these shares 18,801,527 are currently eligible for sale in the public market. After certain lockup agreements with the underwriters of a prior public offering to expire on April 26, 1999, an additional 4,745,944 shares will be eligible for sale in the public market. The remaining 1,302,885 shares will be eligible for public sale after July 6, 1999, subject to the volume limitations and other conditions of Rule 144.

     In addition, the former shareholders of SecureIT have certain rights to require VeriSign to file a registration statement to register the resale of 373,093 shares.

     These share numbers exclude 4,129,094 shares subject to outstanding stock options and 797,496 shares reserved for future issuance under our stock plans as of December 31, 1998.

Our Stock Price May Be Volatile

     The market price of our common stock has fluctuated in the past and is likely to fluctuate in the future. In addition, the market prices of securities of other technology companies, particularly Internet-related companies, have been highly volatile. Factors that may have a significant effect on the market price of our common stock include:'

   .  fluctuations in our operating results;

   . announcements of technological innovations or new Internet-based trust services by us or new products or services by our competitors;

   .  analysts' reports and projections;

   .  regulatory actions; and

   .  general market, economic or political conditions in the U.S. or abroad.

     Investors may not be able to resell their shares of our common stock at or above the offering price. See "Price Range of Common Stock."

                                USE OF PROCEEDS

     VeriSign will not receive any of the proceeds from the sale of shares by the selling stockholder.

                              Selling Stockholder

     The following table sets forth certain information known to VeriSign with respect to the beneficial ownership of the Company's common stock as of February 28, 1999 by the selling stockholder. The selling stockholder has not had any position, office or other material relationship with VeriSign within the past three years. The table assumes that the selling stockholder sells all of the shares offered by him in this offering. However, VeriSign is unable to determine the exact number of shares that will actually be sold or when or if such sales will occur. VeriSign will not receive the proceeds of any shares sold under this prospectus.

     The selling stockholder has advised VeriSign that it is the beneficial owner of the shares being offered.

                                                Shares Beneficially                           Shares Beneficially
                                               Owned Before Offering                         Owned After Offering
                                               ---------------------       Shares Being      --------------------
Name                                           Number        Percent         Offered         Number        Percent
----                                           ------        -------         -------         ------        -------
Mahendra B. Vora                               90,000       less than         45,000         45,000       less than
                                                                1%                                            1%

                             PLAN OF DISTRIBUTION

     The selling stockholder is an assignee of shares of common stock from a former stockholder of SecureIT, Inc., a company which VeriSign acquired in July 1998. The selling stockholder is bound by a registration rights agreement with VeriSign. To VeriSign's knowledge, the selling stockholder has not entered into any agreement, arrangement or understanding with any particular broker or market maker with respect to the shares offered hereby, nor does VeriSign know the identity of the brokers or market makers that will participate in the offering.

     The shares of common stock may be offered and sold from time to time by the selling stockholder or by pledgees, donees, transferees and other successors in interest. The selling stockholder will act independently of VeriSign in making decisions with respect to the timing, manner and size of each sale. Such sales may be made over the Nasdaq National Market or otherwise, at then prevailing market prices, at prices related to prevailing market prices or at negotiated prices. The shares may be sold by one or more of the following:

   . a block trade in which the broker-dealer engaged by the selling stockholder will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

   . purchases by the broker-dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and

   . ordinary brokerage transactions and transactions in which the broker solicits purchasers.

     VeriSign has been advised by the selling stockholder that it has not, as of the date hereof, entered into any arrangement with a broker-dealer for the sale of shares through a block trade, special offering, or secondary distribution of a purchase by a broker-dealer. In effecting sales, broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or discounts from the selling stockholder in amounts to be negotiated immediately prior to the sale.

     In connection with distributions of the shares or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers. In connection with these transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with selling stockholder. The selling stockholder may also sell shares short and redeliver the shares to close out such short positions. The selling stockholder may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares, which the broker-dealer may resell or otherwise transfer under this prospectus. A selling stockholder may also loan or pledge the shares to a broker-dealer and the broker-dealer may sell the shares so loaned or, upon a default, the broker-dealer may effect sales of the pledged shares under this Prospectus.

     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholder in amounts to be negotiated in connection with the sale. Broker-dealers and any other participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with the sales, and any commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholder has agreed with VeriSign in the registration rights agreement not to sell any of the shares under this Prospectus in an underwritten offering without VeriSign's prior written consent. In addition, any securities covered by this Prospectus which qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this Prospectus.

     VeriSign has advised the selling stockholder that the anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. The selling stockholder has advised VeriSign that during such time as he may be engaged in the attempt to sell shares registered, he will:

   . not engage in any stabilization activity in connection with any of VeriSign's securities;

   . not bid for or purchase any of VeriSign's securities or any rights to acquire VeriSign's securities, or attempt to induce any person to purchase any of VeriSign's securities or rights to acquire VeriSign's securities other than as permitted under the Exchange Act;

   . not effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to set forth the terms thereof; and

   . effect all sales of shares in broker's transactions through broker-dealers acting as agents, in transactions directly with market makers or in privately negotiated transactions where no broker or other third party (other than the purchaser) is involved.

     Under certain circumstances, VeriSign has the ability to suspend the use of this prospectus if, in the good faith judgment of the Board of Directors of VeriSign, it would be seriously detrimental to VeriSign and its stockholders for resales of shares to be made due to:

   . the existence of a material development or potential material development with respect to or involving VeriSign which VeriSign would be obligated to disclose in the prospectus, which disclosure would in the good faith judgment of the Board of Directors of VeriSign be premature or otherwise inadvisable at such time and would have a material adverse affect upon VeriSign and its stockholders, or

   . the occurrence of any event that makes any statement made in the prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the prospectus so that it will not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     This offering will terminate on the earlier of:

   . the termination of the period during which the Company is required to maintain the effectiveness of the Registration Statement of which this Prospectus forms a part, or

   . the date on which all shares offered have been sold by the selling stockholder.

     VeriSign has agreed to pay the expenses of registering the shares under the Securities Act, including registration and filing fees, printing expenses, administrative expenses and certain legal and accounting fees. The selling stockholder will bear all discounts, commissions or other amounts payable to underwriters, dealers or agents as well as fees and disbursements for legal counsel retained by any selling stockholder.

     VeriSign and the selling stockholder have agreed to indemnify each other and certain other related parties for certain liabilities in connection with the registration of the Shares offered hereby.

     Upon the occurrence of any of the following events, this prospectus will be amended to include additional disclosure before offers and sales of the securities in question are made:

   . to the extent the securities are sold at a fixed price or at a price other than the prevailing market price, such price would be set forth in the prospectus,

   . if the securities are sold in block transactions and the purchaser acting in the capacity of an underwriter wishes to resell, such arrangements would be described in the prospectus,

   . if the selling stockholder sells to a broker-dealer acting in the capacity as an underwriter, such broker-dealer will be identified in the prospectus and

   . if the compensation paid to broker-dealers is other than usual and customary discounts, concessions or commissions, disclosure of the terms of the transaction would be included in the prospectus.

                                 LEGAL MATTERS

     The validity of the shares of common stock offered hereby will be passed upon for VeriSign by Fenwick & West LLP, Palo Alto, California.

                                    EXPERTS

     The consolidated balance sheets of VeriSign, Inc., and subsidiaries as of December 31, 1998 and 1997 and the consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                  DOCUMENTS INCORPORATED BY REFERENCE IN THIS
                                  PROSPECTUS

     This Prospectus incorporates documents by reference which are not presented herein or delivered herewith.

     All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, after the date of this prospectus are incorporated by reference into and to be a part of this prospectus from the date of filing of those documents.

     You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different.

     The following documents which were filed by VeriSign with the Securities and Exchange Commission, are incorporated by reference into this prospectus.

     . VeriSign's Annual Report on Form 10-K for the year ended December 31, 1998 (SEC file number 000-28064 and filing date February 22, 1999)

     . VeriSign's Registration Statement on Form 8-A (SEC file number 000-23593 and filing date January 5, 1998, which describes VeriSign's common stock)

     Any statement contained in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated in this prospectus by reference modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

     The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus, not including exhibits to the information unless those exhibits are specifically incorporated by reference into this proxy statement prospectus, to any person, without charge, upon written or oral request.

     Requests for documents should be directed to VeriSign, Inc., Attention:
Investor Relations, 1350 Charleston Road, Mountain View, California, 94043-1331, telephone number (650) 961-7500.

     We file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of our reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC:

Judiciary Plaza           Citicorp Center             Seven World Trade Center
Room 1024                 5000 West Madison Street    13th Floor
450 Fifth Street, N.W.    Suite 1400                  New York, New York  10048
Washington, D.C. 20549    Chicago, Illinois  60661

     Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at

1-800-SEC-0330. The SEC maintains a Website that contains reports, proxy statements and other information regarding each of us. The address of the SEC Website is http://www.sec.gov.

     VeriSign has filed a registration statement under the Securities Act with the Securities and Exchange Commission with respect to the shares to be sold by the selling stockholder. This prospectus has been filed as part of the registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement is available for inspection and copying as set forth above.

     This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated herein by reference or in our affairs since the date of this prospectus.

================================================================================














                                VERISIGN, INC.




                               45,000 Shares of
                                 Common Stock








                             ____________________

                                  PROSPECTUS
                             ____________________







================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution.

     The aggregate estimated expenses to be paid by the Registrant in connection with this offering are as follows:

Securities and Exchange Commission registration fee..................$     1,565
Accounting fees and expenses.........................................      8,000
Legal fees and expenses..............................................     10,000
Miscellaneous........................................................        435
                                                                      ----------
  Total..............................................................$    20,000
                                                                      ==========

ITEM 15.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

     As permitted by the Delaware General Corporation Law, the Registrant's Third Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (iv) for any transaction from which the director derived an improper personal benefit.

     As permitted by the Delaware General Corporation Law, the Registrant's Amended and Restated Bylaws, which will become effective upon the completion of this offering, provide that (i) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, (ii) the Registrant may indemnify its other employees and agents to the extent that it indemnifies its officers and directors, unless otherwise required by law, its Certificate of Incorporation, its Amended and Restated Bylaws, or agreement, (iii) the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions and (iv) the rights conferred in the Amended and Restated Bylaws are not exclusive.

     The Registrant has entered into Indemnification Agreements with each of its current directors and certain of its executive officers and intends to enter into such Indemnification Agreements with each of its other executive officers to give such directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

     The indemnification provisions in the Registrant's Certificate of Incorporation, Amended and Restated Bylaws and the Indemnification Agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act.

     The Registrant has obtained directors' and officers' liability insurance with a per claim and annual aggregate coverage limit of $5 million.

ITEM 16.  Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement (notwithstanding the foregoing, any increase or decrease in volume or securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and
                                  --------  -------
          (1)(ii) do not apply if the information required to be included in a post-effective amendment by paragraphs (1)(i) or (1)(ii) is contained in any periodic report filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
          Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 17.  Exhibits.

     (a) The following exhibits are filed herewith:

 Exhibit
 Number             Exhibit Title
 ------             -------------
   2.01 Agreement and Plan of Reorganization dated as of July 6, 1998 by and between Registrant, VeriSign Merger Corp., SecureIT and the shareholders of SecureIT.(1)

   3.01 Third Amended and Restated Certificate of Incorporation of the Registrant.(2)

   3.02   Amended and Restated Bylaws of Registrant.(2)

   4.01 Registration Rights Agreement dated as of July 6, 1998 by and between Registrant and the former shareholders of SecureIT.(3)

   4.02   Form of Specimen Common Stock Certificate.(2)

   5.01 Opinion of Fenwick & West LLP regarding legality of the securities being registered.

  23.01   Consent of Fenwick & West LLP (included in Exhibit 5.01).

  23.02   Consent of KPMG LLP, Independent Auditors.

  24.01   Power of Attorney (see Page II-4).

------------------

(1) Previously filed as an exhibit to the Registrant's Current Report on Form 8-K filed on July 21, 1998 and incorporated herein by reference.

(2) Previously filed with the Commission as an exhibit to the Registrant's Registration Statement on Form S-1 (File Number 333-49789) and incorporated herein by reference.

(3) Previously filed with the Commission as an exhibit to the Registrant's Registration Statement on Form S-8 (File No. 333-58583).

          (b) Financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or the notes thereto.

ITEM 17.  Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all for the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 12th day of March, 1999.

                                       VERISIGN, INC.

                                       By: /s/ Stratton D. Sclavos
                                          ----------------------------------
                                          Stratton D. Sclavos
                                          President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Stratton D. Sclavos and Dana L. Evan, and each of them, his attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                    Title                       Date
---------                                    -----                       ----
Principal Executive Officer:

/s/ Stratton D. Sclavos          President, Chief Executive Officer   March 12, 1999
-------------------------------  and Director
Stratton D. Sclavos

Principal Financial and
Principal Accounting Officer:

/s/ Dana L. Evan                 Vice President of Finance and        March 12, 1999
-------------------------------  Administration and Chief
Dana L. Evan                     Financial Officer

Directors:

/s/ D. James Bidzos              Chairman of the Board                March 12, 1999
-------------------------------
D. James Bidzos

/s/ William Chenevich            Director                             March 12, 1999
-------------------------------
William Chenevich

/s/ Kevin R. Compton             Director                             March 12, 1999
-------------------------------
Kevin R. Compton

/s/ David J. Cowan               Director                             March 12, 1999
-------------------------------
David J. Cowan

/s/ Timothy Tomlinson            Director                             March 12, 1999
-------------------------------
Timothy Tomlinson

                                 EXHIBIT INDEX

 Exhibit
 Number             Exhibit Title
 ------             -------------
   2.01 Agreement and Plan of Reorganization dated as of July 6, 1998 by and between Registrant, VeriSign Merger Corp., SecureIT and the shareholders of SecureIT.(1)

   3.01 Third Amended and Restated Certificate of Incorporation of the Registrant.(2)

   3.02   Amended and Restated Bylaws of Registrant.(2)

   4.01 Registration Rights Agreement dated as of July 6, 1998 by and between Registrant and the former shareholders of SecureIT.(3)

   4.02   Form of Specimen Common Stock Certificate.(2)

   5.01 Opinion of Fenwick & West LLP regarding legality of the securities being registered.

  23.01   Consent of Fenwick & West LLP (included in Exhibit 5.01).

  23.02   Consent of KPMG LLP, Independent Auditors.

  24.01   Power of Attorney (see Page II-4).

------------------

(1) Previously filed as an exhibit to the Registrant's Current Report on Form 8-K filed on July 21, 1998 and incorporated herein by reference.

(2) Previously filed with the Commission as an exhibit to the Registrant's Registration Statement on Form S-1 (File Number 333-49789) and incorporated herein by reference.

(3) Previously filed with the Commission as an exhibit to the Registrant's Registration Statement on Form S-8 (File No. 333-58583).